Exhibit 99.2

PRO FORMA COMBINED CONDENSED FINANCIAL DATA

The Unaudited Pro Forma Combined Statement of Operations of the Company for the fiscal year ended June 30, 2007 and the six-month period ended December 31, 2007 (the “Pro Forma Statements of Operations”), and the Unaudited Pro Forma Combined Balance Sheet of the Company as of December 31, 2007 (the “Pro Forma Balance Sheet”), have been prepared to illustrate the estimated effect of the reverse merger between Provision Interactive Technologies, Inc and MailTec, Inc. The Pro Forma Financial Statements do not reflect any anticipated cost savings from the merger, or any synergies that are anticipated to result from the merger, and there can be no assurance that any such cost savings or synergies will occur. The Pro Forma Statements of Operations give pro forma effect to the merger as if it had occurred on July 1, 2006 (beginning of fiscal year). The Pro Forma Balance Sheet gives pro forma effect to the merger as if it had occurred on December 31, 2007. The Pro Forma Financial Statements do not purport to be indicative of the results of operations or financial position of the company that would have actually been obtained and such transactions been completed as of the assumed dates and for the period presented, or which may be obtained in the future. The pro forma statements include the accompanying notes and are based upon available information and certain assumptions that the company believes are reasonable. The Pro Forma Financial Statements should be read in conjunction with the separate historical combined financial statements of Provision and MailTec and the notes thereto. These pro forma statements represent the Company’s preliminary determination of the reverse merger and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the Pro Forma Financial Statements are subject to change, and the final amounts may differ substantially.

Notes to the Pro Forma Balance Sheet at December 31, 2007

1. Reflects the conversion of $243,698 of pre-merger debt and $58,251 of pre-merger accrued interest for MailTec

2. Reflects the cancellation of 357,462 pre-merger shares of MailTec

3. Reflects a balance of 68,054 of pre-merger MailTec shares

4. Reflects the issuance of 87,174 shares of Provision for accrued interest of $87,174

5. Reflects the issuance of 1,675,000 shares of Provision for conversion of $1,675,000 in debt

6. Reflects the issuance of 1,000,000 shares of Provision for 1,000,000 previously issued zero-cost warrants

7. Reflects a balance of 10,439,674 pre-split Provision shares

8. Reflects the issuance of a 2-for-1 stock split of Provision shares, leaving 20,879,348 Provision shares

9. Reflects the swap of 1 Provision share for 1 MailTec share

10. Reflects a balance of 24,126,340 post-merger shares

Provision Interactive Technologies, Inc.
Unaudited Proforma Income Statement		Provision
For the year ended June 30, 2007		Interactive
	MailTec, Inc.	Technologies, Inc.	Combined

Revenue	$ 3,856	$ 622,799	$ 626,655

Cost of Goods Sold	-	(257,188)	(257,188)

Gross Profit	3,856	365,611	369,467
Operating Expenses:

Selling, general and administrative	34,337	860,709	895,046

Total Operating Expenses	34,337	860,709	895,046

Operating Loss	(30,481)	(495,098)	(525,579)

Interest expense	(31,999)	(90,690)	(122,689)
Miscellaneous Income		20,248	20,248
Other Expense		(836,950)	(836,950)

Net Loss	$ (62,480)	$ (1,402,490)	$(1,464,970)

Provision Interactive Technologies, Inc.
Unaudited Proforma Income Statement		Provision
For the Six month period ended December 31, 2007		Interactive
	MailTec, Inc.	Technologies, Inc.	Combined

Revenue	$ -	$ 370,141	$ 370,141

Cost of Goods Sold	-	(499,321)	(499,321)

Gross Profit	-	(129,180)	(129,180)

Operating Expenses:

Selling, general and administrative	14,152	625,860	640,012

Total Operating Expenses	14,152	625,860	640,012

Operating Loss	(14,152)	(755,040)	(769,192)

Other Incone (expense):
Interest expense	(21,620)	(9,728)	(31,348)
Miscellaneous Income	-	-	-
Other Expense	-	(237,363)	(237,363)

Net Loss	$ 35,772)	$ (1,002,131)	$(1,037,903)

Provision Interactive Technologies, Inc.
Unaudited Proforma Balance Sheet
December 31, 2007		Provision
		Interactive
	MailTec, Inc.	Technologies, Inc.	Combined
Assets

Cash	$ 878	$ 692,217	$ 693,095
Inventory		228,162	228,162
Investments		20,000	20,000

Total Current Assets			693,095

PPE		45,956	45,956
Intangibles		1,386,243	1,386,243
Other Assets		124,128	124,128
Total Assets	$ 878	$ 2,496,706	$ 2,497,584

Liabilities & Stockholders Equity

Accounts Payable and accrued liabilities	$ 8,804	$ 107,226	$ 116,030
Deferred Income		52,140	52,140
Loss Contingency Payable		592,312	592,312

Total Current Liabilities	8,804	751,678	760,482

Notes payable		1,982,323	1,982,323

Total Liabilities	8,804	2,734,001	2,742,805
Stockholders Equity

Common Stock	3,248	20,879	24,127
Additional Paid in Capital	(11,174)	7,393,621	7,382,447
Accumulated Deficit	-	7,651,795)	(7,651,795)

Total Stockholder Equity	(7,926)	(237,295)	(245,221)

Total Liabilities & Stockholders Equity	$ 878	$ 2,496,706	$ 2,497,584